UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACTOF 1934

August 27, 2012

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2012, as part of its periodic review of corporate governance matters, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) adopted changes to Article I and Article VII of the Company’s By-Laws (the “By-Laws”).

The changes include (a) requiring that a stockholder’s notice to the Company for the nomination of a person for election to the Board disclose information relating to the potential nominee’s interest in Company securities and derivative instruments and include an undertaking to update required disclosures to the Company as of the record date (Article I, Section 11.1.A(2)(c)(iv) and (v)); (b) clarifying that only those persons who are nominated in accordance with the procedures and have satisfied the conditions in the By-Laws, and who have delivered and are in compliance with the representation and agreement required by Article I, Section 11.3 of the By-Laws, are eligible to be elected and, if properly elected, to serve as directors (Article I, Section 11.1.C(1)); (c) permitting the Board to authorize one or more officers to indemnify and/or advance legal expenses to current or former employees or agents of the Company or any of its subsidiaries (Article VII, Section 3.5); and (d) providing that any indemnification or advancement of legal expenses by the Company to a person for serving at the Company’s request as a director, officer, employee or agent of another entity shall be reduced by any amounts such person collects as indemnification or advancement of legal expenses from such other entity (Article VII, Section 3.7). In addition, certain non-substantive amendments were made to the By-Laws.

The foregoing summary of the amendments to the By-Laws is subject to, and qualified in its entirety by, the By-Laws, as amended and restated on August 27, 2012, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on August 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary

Dated: August 28, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on August 27, 2012